Novo Integrated Sciences and Novo Healthnet Limited Agree to Acquire Pulse Rx, a Canadian Pharmacy Services Company

BELLEVUE, Wash., February 26, 2019 (GLOBE NEWSWIRE) — via OTC PR WIRE — Novo Integrated Sciences, Inc. (OTCQB:NVOS) (“Novo Integrated Sciences”) and Novo Healthnet Limited, a wholly owned subsidiary of Novo Integrated Sciences (“NHL”) are pleased to announce the signing of a definitive Share Purchase and Exchange Agreement (“SPEA”), dated February 20, 2019, with Pulse Rx Inc., a private Canadian limited company operating as Pulse Rx LTC Pharmacy (“Pulse Rx”) that provides pharmacy services to long-term care and retirement residences in Ontario, Canada, and with the shareholders of Pulse Rx.

The SPEA provides for delivery, by the Pulse Rx Class B shareholders to NHL, of all outstanding Pulse Rx Class B common shares, in exchange for NHL exchangeable preferred shares (the “NHL Exchange Shares”). After closing of the SPEA, the holders of the NHL Exchange Shares can convert the NHL Exchange Shares to 2,529,076 restricted common shares of Novo Integrated Sciences valued at $4,546,013. In addition, the SPEA provides for delivery, by the Pulse Rx Class A shareholders to NHL, of all outstanding Pulse Rx Class A common shares, in exchange for CAD$10 and the condition precedent that a loan of up to CAD $6,000,000 is arranged by Novo Integrated Sciences, at closing of the SPEA, to discharge payables and restructure debt of Pulse Rx.

Mr. Robert Mattacchione, Novo Integrated Sciences’ CEO and Board Chairman, stated, “The addition of Pulse Rx to our Canadian healthcare holdings represents the continued manifestation of our lateral growth objectives. The synergy of this acquisition will be felt across several existing NHL business silos with the most immediate impact being to our eldercare division and its ability to offer a more comprehensive array of core products and services across an expanding geriatric demographic. Through Pulse Rx, existing as and operating under the exemptions afforded to Pre-54 Charter corporations, NHL will have the ability to expand into a retail pharmacy environment, creating a significantly more expansive healthcare organization. The Novo Family’s integration of lateral healthcare providers, which will include the dispensing of medications, enhances the scope of knowledge, competency, and service offerings; thus, enabling a heightened appreciation to evoke the most appropriate delivery of multidisciplinary therapies. In order to provide optimal healthcare solutions, we must utilize a full-circle approach; whereby, symptoms are diagnosed, therapies are effected, medications are dispensed, and the results of these contributing initiatives are then re-assessed to validate their effectiveness. This vision focuses on patient experiences and efficacy of outcomes; accordingly, it must include the pharmacy services such that a more comprehensive clarity in the continuity of patient care can be achieved. We expect that Pulse Rx and its leadership will serve as the foundation from which we will build a comprehensive pharmacy business segment, further enhancing access to a greater number of patients and consumers through both traditional retail and the expansion of the existing Pulse Rx contract-based business model.”

Martin Kusmirek, Pulse Rx’s Founder and President, stated, “Many business owners who build their companies from inception often use the metaphor of it being their baby; to this I can certainly relate. It means a great deal to me to have crossed paths with the Novo Family and its leaderships’ likeminded vision to innovate, evolve and propel the provision of healthcare products and services. I have incredible comfort and excitement for this coupling with the Novo Family.”

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Through NHL, a wholly owned subsidiary of Novo Integrated Sciences, we deliver multi-disciplinary primary healthcare to over 400,000 patients annually through our 16 corporate-owned clinics and a contracted network of 92 affiliate clinics and 223 eldercare centric homes located across Canada. Our team of practitioners and staff are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention. Our specialized services and products include physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropody, neurological functions, kinesiology, concussion management and baseline testing, women’s pelvic health, sports medicine therapy, assistive devices, and private personal training.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797